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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

     AGREEMENT made this first day of December, 1993, between UST INC., a Delaware corporation (the "Company"), and John J. Bucchignano (the "Executive").

     The Executive is presently employed by the Company as Executive Vice President and Chief Financial Officer.

     The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company during the past nine years has been substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's management, in the best interest of the Company and its shareholders. The Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

     In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

     2. Term.  The employment of the Executive by the Company as provided in
Section 1 will commence on the date hereof and end on November 30, 1996, unless further extended or sooner terminated as hereinafter provided. On November 30, 1994, and on the last day of November of each year thereafter, the term of the Executive's employment shall be automatically extended one (1) additional year unless, prior to such last day of November, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended. In no event, however, shall the term of the Executive's employment extend beyond the end of the calendar month in which the Executive's 65th birthday occurs.

     3. Position and Duties. The Executive shall serve as Executive Vice President and Chief Financial Officer of the Company and shall have such responsibilities and authority as may from time to time be assigned to the Executive of the Board, the Chief Executive Officer of the Chief Operating Officer of the Company. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

     4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in Greenwich, Connecticut, except for required travel on the Company's business to an extent substantially consistent with present business travel obligations.

     5. Compensation and Related Matters.

          (a) Salary.  During the period of the Executive's employment hereunder, the Company shall pay to the Executive a salary at an annual rate not less than the rate in effect as of the date hereof or such higher rate as may from time to time be determined by the Board, such salary to be payable in accordance with the Company's then regular payroll practice.
     This salary may be increased from time to time in accordance with normal business practices of the Company and, if so increased, shall not thereafter during the term of this Agreement be decreased. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company
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     hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

          (b) Expenses. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

          (c) Other Benefits. The Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of the employee benefit plans and arrangements in effect on the date hereof in which the Executive participates or plans or arrangements providing the Executive with at least equivalent benefits thereunder (including without limitation each pension and retirement plan and arrangement, supplemental pension and retirement plan and arrangement, stock option plan, life insurance and health-and-accident plan and arrangement, medical insurance plan, disability plan, survivor income plan, relocation plan and vacation plan); provided, however, that this provision shall not apply to the Company's Incentive Compensation Plan. The Company shall not make any changes in such plans or arrangements that would adversely affect the Executive's rights or benefits thereunder; provided, however, that, prior to a change in control of the Company (as defined in Section 8(d) (iii) hereof), such a change may be made if it occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to subsection (a) of this Section. Any payments or benefits payable to the Executive hereunder in respect of any calendar year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed.

          (d) Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

          (e) Services Furnished. The Company shall furnish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

     6. Offices. The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company and any of its subsidiaries and in one or more executive offices of any of the Company's subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by
Article VIII of the Company's By-Laws. The Executive further agrees that, upon the termination of the Executive's employment for any reason, he will resign any directorship held with respect to the Company or any of its subsidiaries, effective as of the Date of Termination (as defined in Section 8(f) hereof).

     7. Improvements; Confidential Information. Annex I hereto, as from time to time amended, is a form of Employee Secrecy Agreement between the Executive and the Company, concerning the treatment of Improvements and Confidential Proprietary Information (as defined therein) and related matters.

     8. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

          (a) Death. The Executive's employment hereunder shall terminate upon his death.
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          (b) Disability.  If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six-month period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

          (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, or (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct that constitutes Competitive Activity, as defined in Section 10 hereof) or (iii) the willful violation by the Executive of the provisions of the Employee Secrecy Agreement in the form of Annex I hereto; provided, however, that upon the occurrence of any of the events constituting a change in control of the Company (as defined in Section 8(d)(iii) hereof), the foregoing definition of Cause shall cease to apply, and the Company shall have "Cause" to terminate the Executive's employment hereunder only if the Executive commits an act or acts of dishonesty constituting a felony under the laws of the United States or any State thereof and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company. For purposes of this subsection, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before the Chief Executive Officer of the Company or his specifically designated representative, and (3) delivery to the Executive of a Notice of Termination, as defined in subsection (e) hereof, from the Chief Executive Officer of the Company or his specifically designated representative finding that in the good faith opinion of such executive or representative the Executive was guilty of conduct set forth above in clause (i), (ii) or (iii) hereof, and specifying the particulars thereof in detail.

          (d) Termination by the Executive. (i) The Executive may terminate his employment hereunder (A) for Good Reason or (B) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor.

          (ii) For purposes of this Agreement, "Good Reason" shall mean (A) a change in control of the Company (as defined below), (B) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive to the Company, or (C) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of subsection (e) hereof (and for purposes of this Agreement no such purported termination shall be effective).

          (iii) For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d)of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company, any "person" who on the date hereof is a director or officer of the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the
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     Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (e) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) hereof, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period), (iii) if the Executive's employment is terminated pursuant to subsection (c) hereof, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, however, that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     9. Compensation Upon Termination or During Disability.

          (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 8(b) hereof, provided that payments so made to the Executive during the first 180 days of the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment. If the Executive shall terminate his employment under clause (B) of Section 8(d)(i) hereof, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

          (b) If the Executive's employment is terminated by his death, the Company shall (i) pay to the Executive's spouse, or if he leaves no spouse, to his estate, commencing on the next succeeding payroll day (as determined in accordance with the Company's then regular payroll practice) and, thereafter, on each succeeding payroll day until a total of six payments has been made, an amount on each payment
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     date equal to the periodic salary payment payable to the Executive pursuant to Section 5(a) hereof at the time of his death; and (ii) provide to the Executive's surviving spouse and dependent children group medical benefits on a basis not less favorable than that to which they were entitled immediately prior to the Executive's death.

          (c) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

          (d) If (A) in breach of this Agreement, the Company shall terminate the Executive's employment other than pursuant to Section 8(b) or 8(c) hereof (it being understood that a purported termination pursuant to Section 8(b) or (c) hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (B) the Executive shall terminate his employment for Good Reason, then

             (i) the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

             (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Executive an amount equal to the product of (A) the sum of (1) the Executive's annual salary rate in effect as of the Date of Termination and (2) the highest annual amount payable to the Executive under the Company's Incentive Compensation Plan with respect to any of the three calendar years immediately preceding the Date of Termination, provided, however, that if payment results from a termination based on a change in control of the Company, the amount taken into account under this clause (2) shall in no event exceed seventy-five percent (75%) of the amount taken into account under clause
        (1) hereof, and (B) if payment results from a termination based on a change in control of the Company, the number three, or if payment results from any other cause, the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number three; such payment to be made (X) if resulting from a termination based on a change of control of the Company, in a lump sum on or before the fifth day following the Date of Termination, or (Y) if resulting from any other cause, in substantially equal periodic installments in accordance with the Company's then regular payroll practice, commencing with the month in which the Date of Termination occurs and continuing for the number of consecutive periodic payment dates (including the first such date as aforesaid) equal to the product obtained by multiplying the number of years (including partial years) applicable under clause (B) hereof by 24 (if the Company's then regular payroll practice is semimonthly payroll dates), 26 (if the Company's then regular payroll practice is biweekly payroll dates) or such other number as is appropriate to reflect the Company's then regular payroll practice;

             (iii) if termination of the Executive's employment arises out of a breach by the Company of this Agreement, the Company shall pay all other damages to which the Executive may be entitled as a result of such breach, including damages for any and all loss of benefits to the Executive under the Company's employee benefit plans (other than the Company's Incentive Compensation Plan and Employees' Savings Plan) which the Executive would have received if the Company had not breached this Agreement and had the Executive's employment continued for the full term provided in Section 2 hereof (including specifically but without limitation the benefits which the Executive would have been entitled to receive pursuant to the Company's Retirement Income Plan, the Officers' Supplemental Retirement Plan and any other supplemental retirement income plan or arrangement had his employment continued for the full term provided in Section 2 hereof at the rate of compensation specified herein), and including all legal fees and expenses incurred by him as a result of such termination; provided, however, that nothing contained in this Agreement, including without limitation in this paragraph (iii), shall be construed to entitle the Executive to be granted any stock options pursuant to any stock option plan maintained by the Company or to receive any amount in damages in lieu of the grant of such options; and further provided, however, that, if the
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        Date of Termination occurs prior to the occurrence of a change in control of the Company, the legal fees and expenses to which an Executive is entitled pursuant to this paragraph (iii) (and Section 16 hereof) shall not exceed, in the aggregate, the sum of $50,000.

          (e) Whether or not the Executive becomes entitled to the payment provided under subsection (d)(ii) or (iii) hereof or under subsection (f) hereof, if any of the Total Payments (as hereinafter defined) will be subject to the tax (the "Excise Tax") imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive, no later than the fifth day following the Date of Termination (or such other date as is hereinafter described), an additional amount (the "Gross-Up Payment") such that the net amount retained by him, after deduction of any Excise Tax on the Total Payments and any federal and state and local income tax upon the payment provided for by this paragraph, shall be equal to the excess of the Total Payments over the payment provided for by this paragraph. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all payments or benefits received or to be received by the Executive in connection with a change in control of the Company or the termination of the Executive's employment (whether payable pursuant to the terms of this Agreement or of any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a change in control or any person affiliated (or which, as a result of the completion of the transactions causing a change in control, will become affiliated) with the Company or such person within the meaning of section 1504 of the Code (the "Total Payments")) shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, and all "excess parachute payments" (within the meaning of section 280G(b)(1) of the Code) shall be treated as subject to the Excise Tax, unless in the opinion of such tax counsel such excess parachute payments represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code, or are not otherwise subject to the Excise Tax, and (ii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the residence of the Executive on the Date of Termination (or such other date as is hereinafter described), net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the Date of Termination (or such other date as is hereinafter described), the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the applicable federal rate (as defined in section 1274(d) of the Code). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the employment of the Executive, or at such other time as is hereinafter described (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined. If an Executive who remains in the employ of the Company becomes entitled to the payment provided for by this paragraph, such payment shall be made no later than the later of (x) the fifth day following the date on which the Executive notifies the Company that he is subject to the Excise Tax and
     (y) ten days prior to the date on which the Excise Tax is initially due.

          (f) Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect, for the continued benefit of the Executive for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number three
     (3), all employee welfare benefit plans (including, but not limited to, all life insurance and health-and-accident plans and arrangements, medical insurance plans, disability plans, survivor income plans, relocation plans and vacation plans and programs) in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

          (g) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 9 by seeking other employment or otherwise.

     10. Non competition. The Executive agrees that he will not engage in any Competitive Activity during any period with respect to which he is entitled to severance pay pursuant to Section 9(d) (ii) hereof or to employee benefits pursuant to Section 9(f) hereof; provided, however, that this provision shall cease to apply upon the occurrence of any of the events constituting a change in control of the Company. For purposes of this Section, "Competitive Activity" shall mean activity, without the written consent of an authorized officer of the Company (which consent shall not be unreasonably withheld), consisting of the Executive's participation in the management of, or his acting as a consultant for or employee of, any business operation of any enterprise if such operation (a "Competitive Operation") is then in substantial and direct competition with a principal business operation of the Company, as now or hereafter designated by the Board; provided, however, that no business operation may be designated a principal business operation of the Company unless the Company's profits, sales or assets attributable to such business operation amount to at least 10 percent (10%) of the Company's total profits, sales or assets. "Competitive Activity" shall not include (1) the mere ownership of securities in any enterprise; or (2) the participation in the management of, or acting as a consultant for or employee of, any enterprise or any business operation thereof, other than in connection with a Competitive Operation of such enterprise, provided that the Executive does not furnish advice with respect to inventions, processes, customers, methods of distribution or methods of manufacture of any Competitive Operation of such enterprise.

     11. Successors; Binding Agreement.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     12. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified mail, return receipt requested, postage pre-paid, addressed as follows:

          If to the Executive:

               John J. Bucchignano
               85 Walnut Hill Road
               Bethel, Connecticut 06801

          If to the Company:

               UST Inc.
               100 West Putnam Avenue
               Greenwich, Connecticut 06830

             Attn: Corporate Secretary

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company's Chief Executive Officer or such other officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement and the Employee Secrecy Agreement in the form of Annex I hereto. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.

     14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the Employee Secrecy Agreement in the form of Annex I hereto, and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond. Subject to the provisions of Section 9(d) (iii) hereof, the expense of such arbitration (including legal fees) shall be borne by the Company.

     17. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

Attest:
                                             UST INC.
By: s/ DEBRA A. BAKER                        By: s/ JONATHAN P. NELSON
    ---------------------                    ----------------------------
    Assistant Secretary                          Name: Jonathan P. Nelson
                                                 Title: Senior Vice President
                                                         and Secretary
                                             EXECUTIVE
                                             s/ JOHN J. BUCCHIGNANO
                                             ----------------------------
                                             John J. Bucchignano

                                                         ANNEX I TO EXHIBIT 10.3

                                    UST INC.

                           EMPLOYEE SECRECY AGREEMENT

     THIS AGREEMENT, entered into this first day of December 1993, by and between UST Inc., a corporation existing under the laws of Delaware and having its principal offices in Greenwich, Connecticut (hereinafter referred to as "UST"), and John J. Bucchignano, residing at 85 Walnut Hill Road, Bethel, Connecticut 06801 (hereinafter referred to as the "Employee").

                             W I T N E S S E T H :

     WHEREAS, UST (which for the purposes of this Agreement shall include its subsidiaries and affiliates) has developed and uses commercially valuable technical and non-technical information (hereinafter "Proprietary Information") and, to guard the legitimate interest of UST, it is necessary to protect the Proprietary Information either by patents or by holding its secret or confidential or to copyright such Proprietary Information as may be sought to be copyrighted; and

     WHEREAS, the aforesaid Proprietary Information is vital to the success of UST's business, provides UST with commercial advantages vis-a-vis its competitors and Employee through his employment may become acquainted therewith and may contribute thereto either through inventions, discoveries, improvements or otherwise; and

     WHEREAS, the disclosure of that Proprietary Information such as confidential or secret information could be very harmful to UST's business and its employees, in turn, could suffer loss;

     NOW, THEREFORE, in consideration of past and present employment and in confirmation of the terms and conditions of said employment it is agreed as follows:

          1. All ideas, methods, formulae, inventions, improvements and developments directly or indirectly relating to aging, curing, flavoring, manufacturing, processing and/or packaging of tobacco products and those directly or indirectly relating to other products and fields of activity of Employee's employment (whether patentable or unpatentable) made, conceived or developed by Employee alone or jointly with one or more others during the term of Employee's employment (whether at the request or suggestion of UST or otherwise and during the regular hours of work or otherwise) and within one (1) year thereafter (hereinafter called "Improvements") shall be the property of UST, and Employee shall disclose each of the same promptly and in such manner as requested by UST, including by delivery to UST of all papers, drawings, models, data and any other material relating to the Improvements. Unless and except if a specific waiver has been granted for any copyright or a renewal of such copyright or any derivative work thereof, such Improvements shall also include copyrightable works which are hereby acknowledged to be works "made-for-hire", and shall include for the benefit of UST all derivative, underlying, secondary or similar rights derived from such copyright.

          2. Employee shall keep such records as UST considers desirable in connection with the conception, disclosure and utilization of the Improvements and shall execute all proper documents to insure that UST shall have the full benefit, enjoyment, ownership, and title to Improvements, including without limitations, patent disclosures, disclosures of Proprietary Information, patent applications and assignments, trademark rights, copyrights, etc.

          In the event UST is unable, for any reason whatsoever, to secure Employee's signature to any lawful and necessary documents required for the purpose stated above, Employee hereby irrevocably designates and appoints UST, and its duly authorized officers and agents, as his agent(s) and attorney(s)-in-fact to act for and on behalf of Employee, to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any governmental grant such as letters patent, copyrights, author's certificates, etc., thereof with the same legal force and effect as if actually executed by Employee.

          3. Employee anticipates that among the Proprietary Information he will receive e.g. certain confidential or trade secret information which directly or indirectly relates to the business of UST, and which he understands includes (i) the Improvements and the details of the construction and operation of machines and the processes followed by UST in the aging, curing, flavoring, processing, manufacturing and/or packaging of UST products, (ii) the volumes of the various products manufactured or sold by UST, and the relationships between the various products from the standpoint of the dollar volumes of such sales, (iii) the gross and net profits of UST products, and the sources of materials which are used to produce such products including the quantities and dollar values of such materials purchased by UST, (iv) the blending and other procedures involved in the blending and other procedures involved in producing the products manufactured or sold by UST, and (v) the sales and marketing plans and programs of or for UST including advertising, promotions, distribution, credit terms and customer information; and he will not at any time, whether during said employment or thereafter, directly or indirectly, disclose this Proprietary Information to others, except in the course of said employment, and then he shall not act contrary to specific instructions from UST.

          4. Employee, upon termination of employment, shall promptly deliver to UST all drawings, blueprints, manuals, letters, notes, reports, and all other materials relating to Proprietary Information in his possession or under his control, without retaining any copies thereof.

          5. If any Proprietary Information is required to be disclosed by a governmental request or in a judicial process, anyone served with such request shall promptly notify UST without first disclosing any such Proprietary Information. The obligation to notify UST assures UST that it may obtain sufficient counsel or seek a protective order or an order by the court placing such information under seal or designating such information "Proprietary Information" or "Trade Secret Information" or any such designation employed by the various state or federal statutes. Such obligation survives the termination of employment.

          6. The compensation regularly and periodically paid Employee in the course of said employment by UST includes a component payment, in full, for his obligations hereunder. It is understood that UST shall pay all expenses incident to obtaining copyrights or patents or trademarks on the Improvements and to the execution and recording of assignments and other documents incident to security title thereto in UST.

          7. It is understood that information presently in the public domain or which comes into the public domain without any breach of this Agreement by Employee shall not be Proprietary Information, but the fact that UST utilizes any such information shall be Proprietary Information.

          8. It is further understood that UST may conduct a yearly audit of its Proprietary Information and each employee understands that such audit is to assure that its Proprietary Information is being maintained as prescribed by the procedures established by UST.

          9. As any data storage and/or retrieval system such as electronic data storage and retrieval system, laser image or image storage and/or retrieval system and the like may accumulate and/or provide access to enormous amounts of very valuable information including Proprietary Information, and further as such information may be dispersed throughout such data storage systems, and still further as such information may be manipulated to provide significant Proprietary Information retrieved from a combination of these stored data, all such data storage systems and information retrieval from same must be considered to be based on and to contain Proprietary Information. Unless such use and/or manipulation of such information in a data storage system is authorized, all such access to and/or manipulation of such information is considered to be unauthorized. Any violation of access and/or manipulation of such information in a data storage system including making a copy, in whatever form, of this information, on premises of UST or off premises of UST, is a basis for dismissal unless good cause is shown why such use and/or copying was believed to be authorized.

          10. In the event Employee's employment with UST will cease, the Employee agrees to an exit interview conducted by UST which may cover, among other items, any inquiry about Proprietary Information which belongs to UST and/or is considered by UST as belonging to it.

          11. The terms of this Agreement shall survive the termination of Employee's employment by UST and shall be binding upon the Employee's heirs, successors and legal representatives.

          12. It is also understood that if Employee were to be employed by a competitor that Employee may be asked to sign an agreement whereby Employee will be required to reiterate and reaffirm the above terms and give a positive assurance that up to termination Employee has abided by the terms of this Agreement and during the employment with the competitor Employee will scrupulously observe and abide by the terms of this Agreement.

          13. It is also understood that the term "Proprietary Confidential Information" includes any and all information of or relating to UST not otherwise publicly available including, without limitation, any such information developed by management or UST's agents or representatives pertaining to proposals or similar studies or analyses with respect to any actions of any manner whatsoever which may be taken in the event of an actual or attempted acquisition or change of control of UST.

                                          UST Inc.

                                          By: s/ JONATHAN P. NELSON

     In have read and understand the above and I hereby agree that its conditions set forth are fair and I shall abide by them. I also agree to the issuance of a consent judgment and injunction upon violation of this Agreement which will enjoin me from future violation.

                                          s/ JOHN J. BUCCHIGNANO
                                          Employee

Bi-yearly Audit of Proprietary Information:

                                                       AUTHORIZED
                                                       SIGNATURE                EMPLOYEE'S
DATE                            PLACE                 OF EMPLOYER               SIGNATURE
- -----                   ----------------------   ----------------------   ----------------------
19___
                        ----------------------   ----------------------   ----------------------


19___
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